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                                                                    EXHIBIT 10.5


                                FOURTH AMENDMENT
                                       TO
                            ZOLL MEDICAL CORPORATION
                             1992 STOCK OPTION PLAN


      WHEREAS, the ZOLL Medical Corporation 1992 Stock Option Plan (the "Plan") was adopted by the Board of Directors and the stockholders of ZOLL Medical Corporation (the "Company") on April 22, 1992 as a performance incentive for officers, employees, consultants and other key persons of the Company;

      WHEREAS, Section 3(a) of the Plan provides that the total number of shares of the Company's common stock, $.02 par value per share (the "Common Stock"), which may be issued pursuant to stock options granted under the Plan shall not exceed an aggregate of 450,000 shares of Common Stock;

      WHEREAS, an amendment to the Plan authorizing the issuance of an additional 300,000 shares of Common Stock pursuant to the Plan was approved by the Board of Directors of the Company on November 14, 1994 and was thereafter approved by the stockholders of the Company on January 30, 1995 (the "First Amendment");

      WHEREAS, an amendment to the Plan authorizing the issuance of an additional 200,000 shares of Common Stock was approved by the Board of Directors on November 21, 1996 and thereafter approved by the stockholders of the Company on February 4, 1997 (the "Second Amendment");

      WHEREAS, an amendment to the Plan authorizing the issuance of an additional 300,000 shares of Common Stock was approved by the Board of Directors on November 19, 1998 and thereafter approved by the Stockholders on February 4, 1999 (the "Third Amendment");

      WHEREAS, the Board of Directors of the Company believes that the number of shares of Common Stock remaining available for issuance under the Plan has become insufficient for the Company's current and anticipated future needs;

      WHEREAS, Section 10 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, subject to certain conditions set forth therein; and

      WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Plan to provide that an additional 335,000 shares of Common Stock be made available for issuance under the Plan.

      NOW, THEREFORE:

      1. Amendment of Plan. Section 3(a) of the Plan is hereby amended and restated to provide in its entirety as follows:

            (a) The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company's authorized but unissued common stock, par value $.02 per share (the "Common Stock"). The total number of shares that may be issued under the Plan shall not exceed an aggregate of 1,585,000 shares of Common Stock. Such number shall be subject to adjustment as provided in Section 7 hereof.
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      2.    Effective Date of Amendment. This Fourth Amendment to the Plan shall become effective upon the date that it is adopted by the Board of Directors of the Company; provided, however, that this Fourth Amendment shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No stock option granted under the Plan prior to such stockholder approval may be exercised to the extent that the number of shares of Common Stock then available for issuance under the Plan, without giving effect to this Fourth Amendment, shall be less than the number of shares of Common
Stock proposed to be purchased pursuant to such exercise.

      IN WITNESS WHEREOF, this Fourth Amendment to the Plan has been adopted by the Board of Directors of the Company this 15th day of November, 1999, to be submitted for approval by the Company's stockholders at the Company's Annual Meeting of Stockholders to be held on February 8, 2000.